UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

 BIG ROCK PARTNERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 N. Federal Highway Suite 230 Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (310) 734-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 7, 2019, Big Rock Partners Acquisition Corp. (the “Company” or “Big Rock”)), received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer complies with Nasdaq Listing Rule 5620(a) for continued listing on The Nasdaq Capital Market due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2017. Big Rock has 45 calendar days from January 7, 2019 to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the fiscal year end, or until Jul y 1, 2019, to regain compliance.

The Notification Letter does not impact the Company’s listing on Nasdaq at this time, and the Company’s common stock, units, rights and warrants will continue to trade on Nasdaq under the symbols “BRPA,” “BRPAU,” “BRPAR” and “BRPAW,” respectively.

The Company intends to submit to Nasdaq, within the requisite time, a plan to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal Nasdaq’s decision to an independent Nasdaq Listing Qualifications Panel (the “Panel”). If the Company timely appeals, the Company’s securities would remain listed pending such Panel’s decision and the expiration of any additional extension granted by the Panel. However, there can be no assurance that, if the Company does appeal, such appeal would be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2019

BIG ROCK PARTNERS ACQUISITION CORP.

By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Chairman, President and Chief Executive Officer

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